SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2007

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Effective March 28, 2007, The Female Health Company (the "Company") entered into a Standstill Agreement (the "Agreement") with Red Oak Fund, L.P., a Delaware limited partnership ("Red Oak"). Key provisions of the Agreement include the following:

•
Red Oak agrees not to acquire more than 15% of the Company's voting shares until the earlier of one year from March 28, 2007 or nine months from the expiration of a tender offer for up to 1.2 million shares of the Company's common stock (the "Standstill Period").

•
During the Standstill Period, Red Oak will not seek representation on the Company's board of directors, or propose any merger, sale of assets, other business combination or other extraordinary corporate transaction with the Company (including recapitalizations, dividends, share repurchases, and liquidations or other transactions which could result in a change of control) or encourage or solicit any other person to do so.

•	Red Oak agrees during the Standstill Period not to solicit any proxies or make any shareholder proposals to the Company.

•
Red Oak agrees not to enter into any voting trust or voting agreement with other persons with respect to the Company, form a "group" with respect to the Company which must be reported on Schedule 13D or otherwise seek to exercise control or influence over the management, board of directors or policies of the Company, during the Standstill Period.

•
Red Oak also agreed that during the Standstill Period and until the 2008 annual meeting of the Company's shareholders it would vote in accordance with the recommendations of the Company's board of directors with respect to the election of directors and other matters, subject to certain exceptions described below.

•
The Company agreed to grant Red Oak access to its shareholder list in order to permit the tender offer to proceed and agreed to instruct its transfer agent that the Company has no objection if its transfer agent serves as depositary with respect to this tender offer.

•	Red Oak agreed not to engage in "short sales" of the Company's shares during the Standstill Period.

The foregoing agreements from Red Oak about actions during the Standstill Period are suspended if a third party files a Schedule 13D indicating that it has acquired beneficial ownership of 15% or more of the voting securities of the Company which expresses an intention or possible intention to assume control of the Company, or if a third party commences a tender offer seeking to acquire beneficial ownership of 15% or more of the voting power of the Company, or if any third party commences a proxy solicitation intended to change a majority of the members of the board of directors of the Company. Likewise, if the Company signs any agreement providing for a change of control, the restrictions imposed on Red Oak by the Agreement will be suspended. In addition, the agreement of Red Oak to vote in accordance with the recommendations of the board of directors of the Company does not require Red Oak to vote in favor of any merger, sale of assets or similar transaction and does not require Red Oak to vote in favor of a compensation plan if Institutional Shareholder Services or a similar firm has recommended a "no" vote with respect to such plan.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed herewith:

Exhibit 10.1 - Standstill Agreement made and entered into as of March 28, 2007 by and between The Female Health Company and Red Oak Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date: March 30, 2007
BY  /s/ Donna Felch
   Donna Felch, Vice President
   and Chief Financial Officer